EX-10.65.31

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (this “First Amendment”), is effective as of the 30th day of June, 2009, by and between EMERI-SKY SC LLC, a Delaware limited liability company (the “Borrower”), and CAPMARK BANK, a Utah industrial bank (the “Lender”).

RECITALS

A.       Borrower executed to the order of Lender that certain Promissory Note dated March 26, 2007, in the original principal amount of $13,120,000.00 (the “Note”).  Unless otherwise defined herein, capitalized terms shall have the meaning assigned to them in the Note.

B.       Borrower has requested that Lender extend the Maturity Date of the Note and increase the Margin, and Lender has so agreed on the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and other good and valuable consideration, Borrower and Lender hereby agree as follows:

1.       Section 1.4 of the Note, Note Rate and Note Rate Adjustment Dates, is hereby amended by deleting from the first sentence thereof the phrase “two hundred ninety basis points (2.90%) (“Margin”)" and replacing it with the  phrase “four hundred basis points (4.00%) (“Margin”); provided that in no event shall the Note Rate be less than six hundred fifty (650) basis points (6.50%).”

2.       Section 4 of the Note, Maturity Date, is hereby amended to extend the Maturity Date from April 1, 2010, until October 1, 2010.   All references in the Note to the “Maturity Date” are hereby amended to mean October 1, 2010.

Except as expressly amended herein, the Note shall remain in full force and effect in accordance with its terms and conditions.

Notwithstanding the execution of this First Amendment, the indebtedness evidenced by the Note shall remain in full force and effect, and nothing contained herein shall be interpreted or construed as resulting in a novation of such indebtedness.  Borrower acknowledges and agrees that there are no offsets or defenses to payment of the obligations evidenced by the Note, as hereby amended, and hereby waives any defense, claim or counterclaim of Borrower regarding the obligations of Borrower under the Note, as hereby amended.  Borrower represents that there are no conditions of default or facts or consequences which will or could lead to a default under the obligations due from Borrower under the Note, as amended herein.

IN WITNESS WHEREOF, Borrower and Lender have caused this First Amendment to be executed by their respective duly authorized representatives, as of the date first set forth above.

WITNESS:                                                                BORROWER:

EMERI-SKY SC LLC, a Delaware limited liability company

By:  Emeritus Corporation
Its:   Manager

/s/ Marrji Padden                                                      By:           /s/ Eric Mendelsohn

Marrji Padden                                                                   Name:            Eric Mendelsohn
[Print name]
    Title:              SVP Corporate Development

LENDER:

CAPMARK BANK, a Utah industrial bank

/s/ John W. Tyson                                                         By:           /s/ Sarah S. Duggan

John W. Tyson                                                      Name:            Sarah S. Duggan
[Print name]
 Title:              Authorized Signor

ACKNOWLEDGED BY GUARANTOR
this 2nd day of July, 2009:

EMERITUS CORPORATION, a Washington
corporation

By:           /s/ Eric Mendelsohn
Name:           Eric Mendelsohn
Title:             SVP Corporate Development